UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2024

BIT DIGITAL INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38421	98-1606989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31 Hudson Yards, Floor 11, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 463-5121

N/A

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, $.01 par value	BTBT	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 27, 2024, Bit Digital, Inc (the “Company”) through a wholly-owned Canadian subsidiary, Enovum Data Centers MTL II, L.P. acquired the real estate and building for a build-to-suit 5MW Tier-3 data center expansion project in Montreal, Canada. This acquisition is part of the Company’s strategy to expand its HPC data center footprint to 32MW during 2025. This site also comprises part of the Company’s 288MW proprietary pipeline announced earlier in 2024. The Company purchased the site (“MTL2”) from a subsidiary of Alexandria Real Estate Equities, Inc for CAD $33.5 million (approximately USD $23.3MM assuming a CAD/USD exchange rate of 0.70) excluding fees. Bit Digital initially funded the purchase with cash on hand and is in the process of securing mortgage financing for both the site acquisition and subsequent infrastructure capex. The Company expects to spend approximately CAD $27.6 million (approx. USD $19.3MM) to develop the site to Tier-3 standards with an initial gross load of 5MW. The site is expected to be completed and operational by May 2025. MTL2, a 160,000 square feet site that was previously used as an encapsulation manufacturing facility, is located at 7300 Trans-Canada Highway, City of Point-Claire, Quebec. The Company plans to retrofit the site with advanced cooling technology, including direct-to-chip liquid cooling, which enhances energy efficiency and supports AI and other high-performance workloads with 150kW rack density. The Company is collaborating with third parties to implement a heat reject loop to further enhance the sustainability profile of the datacenter. The facility will be powered by 100% renewable hydroelectricity provided by Hydro-Quebec. Additionally, the site offers the potential to expand, enabling scalable growth aligned with market demand.

A copy of the Agreement of Purchase and Sale is attached hereto as Exhibit 10.1 A copy of a press release dated December 30, 2024, titled “Bit Digital Acquires Another Metropolitan Site for Tier-3 Data Center Expansion” is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit	Name of Exhibit

10.1	Agreement of Purchase and Sale of 7330 Trans-Canada Highway, Point-Claire, Quebec, Canada *

99.1	Press Release Dated December 30, 2024 titled “Bit Digital, Inc. Acquires Another Metropolitan Site for Tier-3 Data Center Expansion”

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

*	Schedules have been omitted and are available upon request of the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIT DIGITAL, INC.

Date: January 3, 2025	By:	/s/ Samir Tabar
Samir Tabar
Chief Executive Officer